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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Concentra Corporation on Form S-8 (File No. 33-97040) of our reports dated May 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Concentra Corporation as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which reports are included in this 10-K.





                                                   /s/  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 27, 1997




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